UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2004

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 3, 2004, Alnylam Pharmaceuticals, Inc. (“Alnylam”) agreed with Banc of America Securities LLC, Citigroup Global Markets Inc., Piper Jaffray & Co., and ThinkEquity Partners LLC (collectively, the “Underwriters”) to extend Alnylam’s 180-day lockup agreement set forth in Section 3(k) of the Underwriting Agreement dated May 27, 2004 among Alnylam and the Underwriters by an additional 8 days. The lockup period will now run through and including December 1, 2004.

     Additionally, each officer, director, stockholder and holder of an option to purchase common stock of Alnylam who previously executed a lockup agreement with the Underwriters has also agreed to an extension of his, her or its lockup through and including December 1, 2004.

     The lockup periods have been extended in order to permit research analysts, in accordance with the rules of the National Association of Securities Dealers, Inc., to publish or distribute research reports and make public appearances concerning Alnylam at or about the time of the announcement of Alnylam’s third quarter financial results on November 10, 2004.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: November 4, 2004	By:	/s/ Barry E. Greene
Barry E. Greene
Chief Operating Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Amendment to Underwriting Agreement dated November 3, 2004, among Alnylam and Banc of America Securities LLC, Citigroup Global Markets Inc., Piper Jaffray & Co., and ThinkEquity Partners LLC.